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                                                                       EXHIBIT 6

                               SECURITY AGREEMENT

     This SECURITY AGREEMENT ("AGREEMENT"), dated as of December 27, 2002, is made between each entity set forth on the signature pages hereto as a grantor (each such entity and each entity which hereafter executes and a Subsidiary Joinder in substantially the form of ATTACHMENT 1 to the Guaranty (as defined below) to be referred to herein as a "GRANTOR", and collectively as, the "GRANTORS") and VantagePoint Venture Partners III (Q), L.P., as administrative agent for itself and the other Guarantors which are or may become parties to the Reimbursement Agreement ("AGENT").

                                    RECITALS

     A. Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of December 13, 2002 (as amended and in effect from time to time, the "CREDIT AGREEMENT"), by and between Fleet National Bank ("LENDER") and DSL.net, Inc. ("BORROWER").

     B. It is a condition precedent to the extension of credit by Lender under the Credit Agreement that the Guarantors party to the Reimbursement Agreement enter into guaranties (as amended and in effect from time to time, the "CREDIT GUARANTIES" and each a "CREDIT GUARANTY") to guaranty certain of the obligations of Borrower to Lender under the Credit Agreement.

     C. In order to induce Guarantors to enter into the Credit Guaranty, (i) Borrower has agreed to enter into a Reimbursement Agreement, dated as of the date hereof (as amended and in effect from time to time, the "REIMBURSEMENT AGREEMENT"), (ii) certain of Borrower's subsidiaries party hereto have agreed to enter into a Subsidiary Guaranty (as amended and in effect from time to time, the "GUARANTY") to guaranty Borrower's obligations to Guarantors under the Reimbursement Agreement and (iii) Borrower and the other Grantors have agreed to enter into this Security Agreement, dated as of the date hereof, to secure their respective obligations under the Reimbursement Agreement and the Guaranty.

     D. Terms defined in the Reimbursement Agreement and not otherwise defined herein have the same respective meanings when used herein.

                                    AGREEMENT

     NOW, THEREFORE, in order to induce Agent and Guarantors to enter into the Reimbursement Agreement and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, each Grantor hereby represents, warrants, covenants, agrees and grants as follows:

     1. DEFINITIONS. Unless the context otherwise requires, terms defined in the Uniform Commercial Code of the State of California (the "UNIFORM COMMERCIAL CODE") and not otherwise defined in this Agreement or in the Reimbursement Agreement shall have the meanings defined for those terms in the Uniform Commercial Code. In addition, the following terms shall have the meanings respectively set forth after each:

     "CERTIFICATES" means all certificates, instruments and other documents now or hereafter representing or evidencing any Pledged Securities or Pledged Limited Liability Company Interests.

     "CLOSING DATE" shall mean the date of this Agreement.

     "COLLATERAL" means and includes all present and future right, title, interest, claims and demands of each Grantor in or to any personal property or assets whatsoever, whether now owned or existing or

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hereafter arising or acquired and wheresoever located, including without limitation, any and all of the following personal property:

          (a) All present and future accounts, accounts receivable, payment intangibles, agreements, guaranties, contracts (collectively, the "ACCOUNTS"), together with all instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to such Grantor or to which such Grantor may have an interest, however created or arising;

          (b) All present and future general intangibles, including without limitation, (i) all tax refunds of every kind and nature to which such Grantor now or hereafter may become entitled, however arising, (ii) all other refunds,
(iii) all commitments to extend financing to such Grantor, (iv) all deposits,
(v) all goodwill, (vi) all choses in action, (vii) all insurance proceeds, and
(viii) all trade secrets, computer programs, software, customer lists, trademarks (excluding Intent to Use Applications), trade names, patents, licenses, copyrights, technology, processes and proprietary information, including without limitation, the Copyrights, the Patents and the Marks and the goodwill of such Grantor's business connected with and symbolized by the Marks;

          (c) All present and future demand, time, savings, passbook, deposit and like accounts (general or special) (collectively, the "DEPOSIT ACCOUNTS") in which such Grantor has any interest which is maintained with any bank, savings and loan association, credit union or like organization, including without limitation, each account listed on SCHEDULE 1-B attached hereto and all money, cash and cash equivalents of such Grantor, whether or not deposited in any Deposit Account;

          (d) All present and future books and records, including without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to such Grantor, all receptacles and containers for such records, and all files and correspondence;

          (e) All present and future goods, including without limitation, all equipment, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures and all other goods used in connection with or in the conduct of such Grantor's business (collectively, the "EQUIPMENT");

          (f) All present and future inventory and merchandise, including without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all recorded media, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts and documents of title relating to any of the foregoing (collectively, the "INVENTORY");

          (g) All present and future commodity accounts, securities accounts, investment and/or brokerage accounts and similar accounts, including without limitation, each account listed on SCHEDULE 1-B attached hereto (collectively, "INVESTMENT ACCOUNTS"), all stocks, bonds, debentures, certificated and uncertificated securities, security entitlements, subscription rights, options, warrants, puts, calls, certificates, commodity contracts, partnership interests, limited liability company interests, joint venture interests, and all other investment property, including without limitation, the Certificates, the Pledged Securities, the Pledged Partnership Interests, the Pledged Limited Liability Company Interests and all rights, preferences, privileges, dividends, distributions (in cash or in kind), redemption payments or liquidation payments with respect thereto;

          (h) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

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          (i) All other tangible and intangible personal property of such
Grantor not specifically excluded from this definition of "Collateral";

          (j) All rights, remedies, powers and/or privileges of such Grantor with respect to any of the foregoing; and

          (k) Any and all proceeds and products of the foregoing, including without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

     Notwithstanding the foregoing, the term "Collateral" shall not include (i) any Equipment that is subject to a Lien otherwise permitted by subsections (vi),
(vii) or (viii) of the definition of Permitted Liens, (ii) cash collateral securing letters of credit, provided that such cash collateral is pledged prior to the date of demand by Lender for payment under the Credit Guaranties, (iii) assets acquired subsequent to the date of this Agreement that are subject to a security interest, provided that such security interest is limited to the asset acquired and (iv) all equity interests in Regulated Entities; PROVIDED that each of the assets referenced in clause (i), (ii) and (iii) of this sentence shall be deemed to be Collateral and the Debtor shall be deemed to have granted a security interest in, all of its right, title and interests in such assets, upon the ineffectiveness, lapse or termination of the security interests referenced in clauses (i), (ii) or (iii) of this sentence.

     "COPYRIGHT" means all:

          (a) Copyrights, whether or not published or registered under the Copyright Act of 1976, 17 U.S.C. Section 101 et seq., as the same shall be amended from time to time and any predecessor or successor statute thereto (the "COPYRIGHT ACT"), and applications for registration of copyrights, and all works of authorship and other intellectual property rights therein, including without limitation, copyrights for computer programs, source code and object code databases and related materials and documentation and including without limitation, the registered copyrights and copyright applications listed on
SCHEDULE 1-H attached hereto, and (i) all renewals, revisions, derivative works, enhancements, modifications, updates, new releases and other revisions thereof,
(ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all of such Grantor's rights corresponding thereto throughout the world;

          (b) Rights under or interests in any copyright license agreements with any other party, whether each Grantor is a licensee or licensor under any such license agreement and the right to use the foregoing in connection with the enforcement of the Agent's rights under the Operative Documents; and

          (c) Copyrightable materials now or hereafter owned by such Grantor, including without limitation, all tangible property embodying the copyright described in clause (a) hereof or such copyrightable materials, and all tangible property covered by the licenses described in clause (b) hereof.

     "GUARANTEED OBLIGATIONS" has the meaning given to that term in the Guaranty.

     "GUARANTOR" has the meaning given to that term in the Reimbursement Agreement.

     "ISSUER ACKNOWLEDGEMENT" has the meaning given to that term in SECTION 3(b) of this Agreement.

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     "INTENT TO USE APPLICATION" means any application of the type described in
15 United States Code Section 1051(b) that has been or may hereafter be filed by the Borrower with the United States Patent and Trademark Office.

     "LIENS" has the meaning given to that term in the Reimbursement Agreement.

     "LIMITED LIABILITY COMPANY INTERESTS" means the entire limited liability company interest at any time owned by each Grantor in any Pledged Entity.

     "MARKS" means all (a) trademarks, trademark registrations, interest under trademark license agreements, trade names, trademark applications, service marks, business names, trade styles, designs, logos and other source or business identifiers for which registrations have been issued or applied for in the United States Patent and Trademark Office or in any other office or with any other official anywhere in the world or which are used in the United States or any state, territory or possession thereof, or in any other place, nation or jurisdiction anywhere in the world including without limitation, the trademarks, trademark registrations, applications, service marks, business names, trade styles, design logos and other source or business identifiers listed on
SCHEDULE 1-F attached hereto, but excluding any Intent to Use Applications, (b) licenses pertaining to any such mark whether such Grantor is licensor or licensee, (c) all income, royalties, damages and payments for past, present or future infringements thereof, (d) rights to sue for past, present and future infringements thereof, (e) rights corresponding thereto throughout the world,
(f) all product specification documents and production and quality control manuals used in the manufacture of products sold under or in connection with such marks, (g) all documents that reveal the name and address of all sources of supply of, and all terms of purchase and delivery for, all materials and components used in the production of products sold under or in connection with such marks, (h) all documents constituting or concerning the then current or proposed advertising and promotion by such Grantor, their subsidiaries or licensees of products sold under or in connection with such marks, including without limitation, all documents that reveal the media used or to be used and the cost for all such advertising conducted within the described period or planned for such products and (i) renewals and proceeds of any of the foregoing.

     "MATERIAL ADVERSE EFFECT" has the meaning given to that term in the Reimbursement Agreement.

     "OBLIGATIONS" with respect to Borrower, such term has the meaning given to that term in the Reimbursement Agreement and with respect to Guarantors, such term means the Guaranteed Obligations.

     "OPERATIVE DOCUMENTS" has the meaning given to that term in the Reimbursement Agreement.

     "PATENTS" means all (a) letters patent, design patents, utility patents, inventions and trade secrets, all patents and patent applications in the United States Patent and Trademark Office, and interests under patent license agreements, including without limitation, the inventions and improvements described and claimed therein, including without limitation, those patents listed on SCHEDULE 1-G attached hereto, (b) licenses pertaining to any patent whether such Grantor is licensor or licensee, (c) income, royalties, damages and payments now and hereafter due and /or payable under and with respect thereto, including without limitation, damages and payments for past, present or future infringements, (d) rights to sue for past, present and future infringements thereof, (e) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing.

     "PERMITTED LIENS" has the meaning given to that term in the Reimbursement Agreement.

     "PERSON" has the meaning given to that term in the Reimbursement Agreement.

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     "PARTNERSHIP INTERESTS" means the entire partnership interest at any time owned by each Grantor in any Pledged Partnership Entity.

     "PLEDGED COLLATERAL" means the Certificates, the Pledged Securities, the Pledged Partnership Interests and the Pledged Limited Liability Company Interests.

     "PLEDGED ENTITY" means each limited liability company set forth in SCHEDULE 1-C attached hereto, together with any other limited liability company (other than a Regulated Entity) in which any Grantor may have an interest at any time.

     "PLEDGED LIMITED LIABILITY COMPANY INTERESTS" means all limited liability company interests (other than in, of or with respect to a Regulated Entity) held by each Grantor, including, but not limited to those limited liability company interests set forth in SCHEDULE 1-C attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement and all capital, limited liability company assets, dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such interests and all certificates and instruments representing or evidencing such other property received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

     "PLEDGE NOTICE" shall have the meaning ascribed to it in SECTION 3(b) of this Agreement.

     "PLEDGED PARTNERSHIP ENTITY" means each partnership interest set forth in
SCHEDULE 1-C attached hereto, together with any other partnership interest (other than in, of or with respect to a Regulated Entity) in which any Grantor may have an interest at any time.

     "PLEDGED PARTNERSHIP INTERESTS" means all interests in any partnership or joint venture held by each Grantor (other than in, of or with respect to a Regulated Entity), including, but not limited to those partnership interests set forth in SCHEDULE 1-C attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement, and all dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such interests.

     "PLEDGED SECURITIES" means all shares of capital stock of each issuer in which each Grantor has an interest (other than in, of or with respect to a Regulated Entity), including, but not limited to those shares of capital stock set forth in SCHEDULE 1-C attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement, and all dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such shares.

     "REGULATED ENTITY" means any Person, subject to federal, state, provincial, local or other statute, regulation or other law which limits, restricts or affects the authority or ability of (i) such Person or (ii) the owner of any equity interest in or of such Person, to enter into a guaranty of, or grant a security interest in, or pledge of any of its assets to secure, the indebtedness, liabilities or obligations of any other Person or affiliate thereof.

     "REQUIRED GUARANTORS" has the meaning given to that term in the Reimbursement Agreement.

     2. CREATION OF SECURITY INTEREST. (a) Each Grantor, in order to secure the Obligations, does hereby grant and pledge to Agent, for the benefit of Guarantors and itself, a security interest in and to, all right, title and interest of such Grantor in and to all presently existing and hereafter acquired Collateral.

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The security interest and pledge created by this SECTION 2 shall continue in effect so long as any Obligation remains outstanding.

          (b) Each Grantor may sell worn-out, obsolete or excess equipment, provided that such sales are made on an arms length basis and upon the consummation of such sales in the manner contemplated by this Section 2(b) the security interest granted herein with respect to such worn-out, obsolete or excess equipment shall be deemed released.

     3. DELIVERY OF PLEDGED COLLATERAL.

          (a) Each Certificate shall, on (i) the Closing Date (with respect to Certificates delivered on such date) and (ii) the day on which such Certificate shall be received or acquired by a Grantor (with respect to any Certificate received or acquired after the Closing Date), be delivered to and held by Agent, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated endorsements, instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Agent.

          (b) With respect to each uncertificated Limited Liability Company Interest and each uncertificated Partnership Interest, on (i) the Closing Date (with respect such Limited Liability Company Interests and such Partnership Interests existing on such date) and (ii) the day on which any such Limited Liability Company Interest and any such Partnership Interest shall be acquired by a Grantor (with respect to such Limited Liability Company Interests and such Partnership Interests acquired after the Closing Date), a notice in the form set forth in EXHIBIT A-1 attached hereto (the "PLEDGE NOTICE") shall be appropriately completed and delivered to each Pledged Entity and each Pledged Partnership Entity, notifying each Pledged Entity and each Pledged Partnership Entity of the existence of this Agreement, a certified copy of this Agreement shall be delivered by the Grantor to the relevant Pledged Entity and relevant Pledged Partnership Entity, and such Grantor shall have received and delivered to Agent a copy of such Pledge Notice, along with an acknowledgment in the form set forth in EXHIBIT A-2 attached hereto (the "ISSUER ACKNOWLEDGMENT"), duly executed by the relevant Pledged Entity.

          (c) Agent (at the direction of the Required Guarantors (provided, that if the Columbia Entities desire to take an enforcement action that Required Guarantors have not consented to, the Agent shall take such enforcement action as the Columbia Entities direct the Agent to take, provided further, that Agent shall not take such enforcement action until the earlier of (A) the 120th day after receipt by Agent of written notice of such enforcement action from the Columbia Entities or (B) such time as the Required Guarantors have provided their consent to such enforcement actions)) shall have the right, during the existence of an Event of Default, without notice to any of the Grantors, in connection with a commercially reasonable foreclosure sale, to transfer to, or to direct the applicable Grantor or any nominee of such Grantor to register or cause to be registered in the name of, Agent or any of its nominees any or all of the Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests. In addition, Agent, in furtherance of any action referenced in the previous sentence, shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

     4. FURTHER ASSURANCES.

          (a) At any time and from time to time at the reasonable written request of Agent, each Grantor shall execute and deliver to Agent, at such Grantor's expense, all such financing statements and other instruments, certificates and documents (including account control agreements) in form and substance reasonably satisfactory to Agent, and perform all such other acts as shall be necessary or reasonably desirable to fully perfect or protect or maintain, when filed, recorded, delivered or performed,

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Agent's security interests granted pursuant to this Agreement or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall: (i) at the request of the Agent, mark conspicuously each document included in the Inventory and each other contract relating to the Accounts, and all chattel paper, instruments and other documents and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Agent, indicating that such document, contract, chattel paper, instrument or Collateral is subject to the security interest granted hereby, (ii) at the request of Agent, if any Account or contract or other writing relating thereto shall be evidenced by a promissory note or other instrument, deliver and pledge to the Agent, such note or other instrument duly endorsed and accompanied by duly executed undated instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent; (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Agent may reasonably request, in order to perfect and preserve, with the required priority, the security interests granted, or purported to be granted hereby,
(iv) upon any Grantor's registration or application of any copyright under the Copyright Act, execute and deliver promptly and in any event, within 5 days of registration or application, to Agent for recordation and filing in the United States Copyright Office a Grant of Security Interest, in the form of EXHIBIT B attached hereto, (v) upon any Grantor's registration or application of any Patent or Mark, execute and deliver promptly and in any event, with 5 days of registration or application, to Agent for recordation and filing in the United States Patent and Trademark Office a Grant of Security Interest, in the form of EXHIBIT B attached hereto, and (vi) with respect to any license or agreement in which any Grantor now has or hereafter acquires an interest which by its terms prohibits assignment, upon Agent's request such Grantor will use its commercially reasonable best efforts to procure the consent of the counterpart party thereto.

          (b) At any time and from time to time, Agent shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, relative to the Collateral or any part thereof in each instance, and to take all such other actions as Agent may reasonably deem appropriate to perfect and to maintain perfected the security interests granted herein provided that Agent delivers copies thereof to the applicable Grantor(s) substantially contemporaneously with such filing or recording.

          (c) Each Grantor hereby authorizes Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law provided that Agent delivers copies thereof to the applicable Grantor(s) substantially contemporaneously with such filing. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (d) With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests, limited liability company interests, or the like, each Grantor hereby consents and agrees that, during the existence of an Event of Default, the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Agent to effect any transfer or exercise any right hereunder or with respect to any such Collateral subject to the terms hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

     5. VOTING RIGHTS; DIVIDENDS; ETC. So long as no Event of Default shall have occurred and be continuing:

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          (a)  VOTING RIGHTS. Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to its Pledged Securities, its Pledged Partnership Interests and its Pledged Limited Liability Company Interests, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Reimbursement Agreement or the other Operative Documents; PROVIDED, HOWEVER, that each Grantor shall not exercise, or shall refrain from exercising, any such right if it would result in an Event of Default.

          (b) DIVIDEND AND DISTRIBUTION RIGHTS. Subject to the terms of the Reimbursement Agreement, each Grantor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of its Pledged Securities, its Pledged Partnership Interests or its Pledged Limited Liability Company Interests; PROVIDED, HOWEVER, that any and all:

               (i) non-cash dividends or distributions in the form of capital stock, certificated limited liability company interests, instruments or other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Securities, Pledged Partnership Interests, Pledged Limited Liability Company Interests,

               (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests,

shall, except as otherwise provided for in the Reimbursement Agreement or the other Operative Documents, forthwith be delivered to Agent, in the case of (i) above, to be held as Collateral and shall, if received by such Grantor, be received in trust for the benefit of Agent, be segregated from the other property of such Grantor and forthwith be delivered to Agent as Collateral in the same form as so received (with any necessary endorsements), and in the case of (ii) and (iii) above, to be applied to the Obligations to the extent permitted by the Reimbursement Agreement or otherwise to be held as Collateral.

     6. RIGHTS AS TO PLEDGED COLLATERAL DURING EVENT OF DEFAULT. When an Event of Default has occurred and is continuing:

          (a) VOTING, DIVIDEND AND DISTRIBUTION RIGHTS. Upon notice from Agent to the Grantors, all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
SECTION 5(a) above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to SECTION 5(b) above, shall cease, and all such rights shall thereupon become vested in Agent who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions during the continuance of such Event of Default.

          (b) DIVIDENDS AND DISTRIBUTIONS HELD IN TRUST. All dividends and other distributions which are received by any Grantor contrary to the provisions of SECTION 6(a) of this Agreement shall be received in trust for the benefit of Agent, shall be segregated from other funds of such Grantor and forthwith shall be paid over to Agent as Collateral in the same form as so received (with any necessary endorsements).

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     7. IRREVOCABLE PROXY. Each Grantor hereby revokes all previous proxies with regard to its Pledged Securities, its Pledged Partnership Interests and its Pledged Limited Liability Company Interests and, appoints Agent as its respective proxyholder to (a) attend and vote at any and all meetings of the shareholders of the corporation(s) which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporation(s) executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if such Grantor had personally attended the meetings or had personally voted its shares or had personally signed the written consents, waivers or ratification, and (b) to attend and vote at any and all meetings of the members of the Pledged Entities or partners of the Pledged Partnership Entities (whether or not such Pledged Limited Liability Company Interests or Pledged Partnership Interests are transferred into the name of Agent), and any adjournments thereof, held on or after the date of the giving of this proxy and to execute any and all written consents, waivers and ratifications of the Pledged Entities or Pledged Partnership Entities executed on or after the date of the giving of this proxy and prior to the termination of this proxy with the same effect as if such Grantor had personally attended the meetings or had personally voted on their respective Limited Liability Company Interests or Partnership Interests or had personally signed the consents, waivers or ratifications; PROVIDED, HOWEVER, that Agent as proxyholder shall have rights hereunder only during the existence of an Event of Default. Each Grantor hereby authorizes Agent to substitute another Person (which Person shall be a successor to the rights of Agent hereunder, a nominee appointed by Agent to serve as proxyholder, or otherwise as approved by such Grantor in writing, such approval not to be unreasonably withheld) as the proxyholder and, during the existence of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation. This proxy is-coupled with an interest and is irrevocable until such time as all Obligations have been indefeasibly paid in full.

     8. THE GRANTORS' REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants as follows:

          (a) (i) The locations listed on the SCHEDULE 1-A constitute all locations at which Collateral owned by such Grantor is located; (ii) the chief executive office of such Grantor, where such Grantor keeps its records concerning the Collateral, is located at the address set forth for such Grantor on SCHEDULE 1-D; (iii) such Grantor has exclusive possession and control of the Collateral owned by such Grantor and (iv) such Grantor has only the Deposit Accounts and Investment Accounts listed on SCHEDULE 1-B.

          (b) Such Grantor currently conducts business only under its own name and the trade names listed on SCHEDULE 1-E. Neither such Grantor nor any corporate predecessor has, during the preceding five years, been known as or used any other corporate or fictitious name, except the names disclosed on
SCHEDULE 1-E.

          (c) Such Grantor is the legal and beneficial owner of the Collateral owned by such Grantor free and clear of all Liens except for Permitted Liens. Such Grantor has the power, authority and legal right to grant the security interests in such Collateral purported to be granted hereby, and to execute, deliver and perform this Agreement. The pledge of such Collateral pursuant to this Agreement creates a valid first priority security interest in such Collateral (except for any Permitted Liens).

          (d) No consent of any Person, including, without limitation, any partner in a partnership with respect to which such Grantor has pledged its interests as a Pledged Partnership Interest or any member in a Pledged Entity, is required for the pledge by such Grantor of the Collateral owned by such Grantor other than consents required under the agreements described in the Disclosure Schedule.

          (e) Except as set forth on SCHEDULE 1-C, the Pledged Securities described on SCHEDULE 1-C attached hereto constitute (i) all of the shares of capital stock of any Person, other than a Regulated Entity, owned by such Grantor and (ii) that percentage of the issued and outstanding shares of the respective issuers thereof indicated on SCHEDULE 1-C attached hereto, and there is no other class of shares issued and outstanding of the respective issuers thereof except as set forth on SCHEDULE 1-C attached hereto. Except as set forth in SCHEDULE 1-C, the Pledged Partnership Interests described on SCHEDULE 1-C attached hereto constitute all of the partnerships or joint ventures other than Regulated Entities in which each Grantor has an interest, and such Grantor's percentage interest in each such partnership or joint venture is as set forth on such SCHEDULE 1-C attached hereto. Except as set forth in SCHEDULE 1-C, the Pledged Limited Liability Company Interests described on SCHEDULE 1-C attached hereto constitute all of the Limited Liability Company Interests other than in, of or with respect to Regulated Entities of each Grantor and such Grantor's percentage interest in each such Pledged Entity is as set forth on SCHEDULE 1-C attached hereto.

          (f) No authorization, approval or other action by, and no notice to or filing with, any governmental authority (other than such authorizations, approvals and other actions as have already been taken and are in full force and effect) is required (A) for the pledge of the Collateral or the grant of the security interest in the Collateral by any of the Grantors hereby or for the execution, delivery or performance of this Agreement by any of the Grantors, or
(B) for the exercise by Agent of the voting rights in the Pledged Securities, the Pledged Partnership Interest or the Pledged Limited Liability Company Interests or of any other rights or remedies in respect of the Collateral hereunder except as may be required in connection with any disposition of Collateral consisting of securities by laws affecting the offering and sale of securities generally.

          (g)  DSL.net Communications, LLC is a Regulated Entity.

     9. COPYRIGHTS.

          (a) ROYALTIES. Each Grantor hereby agrees that the use by Agent of the Copyrights as authorized hereunder in connection with Agent's exercise of its rights and remedies hereunder shall be without any liability for royalties or other related charges from Agent to Grantors.

          (b) RESTRICTIONS ON FUTURE AGREEMENTS. Subject to the terms hereof and of the Reimbursement Agreement, each Grantor shall be permitted to manage, license and administer its Copyrights in such manner as such Grantor in its reasonable business judgment deems desirable, PROVIDED, HOWEVER, that such Grantor will not, without the Agent's prior written consent, such consent not to be unreasonably withheld or delayed, (i) enter into any copyright license agreements except license agreements entered into in the ordinary course of its business consistent with past practices and containing such additional provisions to protect Agent's interest hereunder as Agent may from time to time reasonably request or (ii) take any action, or permit any action to be taken by others, including, without limitation, licensees, or fail to take any action, which would customarily be taken by a Person in the same business and in similar circumstances as such Grantor, which could in any respect reasonably be expected to have a Material Adverse Effect.

          (c)  DUTIES OF GRANTORS. Each Grantor shall have the duty to:

          In accordance with its standard commercial practices, (i) prosecute diligently any copyright application included in the Copyrights, (ii) place notices of copyright on all copyrightable property produced or owned by such Grantor embodying the Copyrights and use diligent reasonable efforts to have its licensees do the same and (iii) take all reasonable action necessary in such Grantor's reasonable business judgment consistent with past practices to preserve and maintain all of Grantor's rights in the Copyrights that are or shall be necessary in the operation of Grantor's business, including, without limitation, making timely filings for renewals and extensions of registered Copyrights and diligently monitoring unauthorized use thereof. Any expenses incurred in connection with the foregoing shall be borne by Grantors. Agent shall have no duty with respect to the Copyrights other than to act lawfully and without gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent shall not be under any obligation to take any steps necessary to preserve rights in the Copyrights against any other parties, but Agent may do so at its option upon the occurrence and during the continuance of an Event of Default, and all reasonable expenses incurred in connection therewith shall be for the sole account of Grantors and shall be added to the Obligations.

     10. PATENTS AND MARKS.

          (a) ROYALTIES. Each Grantor hereby agrees that any rights granted hereunder to Agent with respect to Patents and Marks shall be applicable to all jurisdictions in which such Grantor has the right to use such Patents and Marks, from time to time, and without any liability for royalties or other related charges from Agent to Grantors.

          (b) RESTRICTIONS ON FUTURE AGREEMENTS. Each Grantor will not, except in accordance with its standard commercial practices, abandon any Patent or Mark in which such Grantor now owns or hereafter acquires any rights or interests if such abandonment could reasonably be expected to have a Material Adverse Effect or enter into any agreement, including, without limitation, any license agreement, which is inconsistent with such Grantor's obligations under this Agreement, if such actions could reasonably be expected to have a Material Adverse Effect. Each Grantor further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action which would customarily be taken by a Person in the same business and in similar circumstances as such Grantor, which could reasonably be expected to have a Material Adverse Effect.

          (c) DUTIES OF GRANTORS. In accordance with its standard commercial practices, each Grantor shall have the duty to (i) prosecute diligently any patent application or trademark application pending as of the date hereof or thereafter until the Obligations shall have been indefeasibly paid in full and Agent has no obligation to make any Loans under the Reimbursement Agreement,
(ii) file and prosecute opposition and cancellation proceedings if the failure to do so could reasonably be expected to have a Material Adverse Effect and
(iii) take all reasonable action necessary in such Grantor's reasonable business judgment consistent with past practices to preserve and maintain all rights in patent applications of the Patents and in applications for registrations of the Marks unless the failure so to do could not reasonably be expected to have a Material Adverse Effect. Any expenses incurred in connection with the foregoing applications shall be borne by Grantors. Each Grantor shall not abandon any right to file a Patent application or Mark application except in accordance with its standard commercial practices if such abandonment could reasonably be expected to have a Material Adverse Effect. Each Grantor shall give proper statutory notice in connection with its use of each of the Marks to the extent necessary for the protection of each of the Marks. Grantors shall notify the Agent of any suits it commences to enforce the Patents and Marks and shall provide Agent with copies of any documents reasonably requested by Agent relating to such suits.

     11. GRANTORS' COVENANTS. In addition to the other covenants and agreements set forth herein and in the other Operative Documents, each Grantor covenants and agrees as follows:

          (a) Such Grantor will pay, prior to delinquency, all taxes, charges, Liens and assessments against the Collateral owned by it, except those with respect to which the amount or validity is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Grantor and except those which could not reasonably be expected to have a Material Adverse Effect.

          (b) The Collateral owned by it will not be used in violation of any material law, regulation or ordinance or any applicable laws (including without limitation, all applicable regulations, rules and orders), nor used in any way that will void or impair any insurance required to be carried in connection therewith.

          (c) Such Grantor will keep the tangible Collateral owned by it in reasonably good repair, working order and operating condition (normal wear and tear excluded), and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered customary practice by owners of like property.

          (d) Such Grantor will take all reasonable steps to preserve and protect the Collateral owned by it except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (e) Such Grantor will maintain all insurance coverage required pursuant to the terms of the Reimbursement Agreement.

          (f) Such Grantor will promptly notify Agent in writing in the event of any material damage to the Collateral from owned by it any source whatsoever which could reasonably be expected to have a Material Adverse Effect.

          (g) Such Grantor will not (i), except for equipment located at such Grantor's customer's premises in the ordinary course of business, establish any location of Collateral owned by it not listed in SCHEDULE 1-A, (ii) move its principal place of business, chief executive offices or any other office listed in SCHEDULE 1-D , (iii) change its jurisdiction of incorporation or organization, or (iv) adopt, use or conduct business under any trade name or other corporate or fictitious name not disclosed in SCHEDULE 1-E, except upon not less than 30 days prior written notice to Agent and such Grantor's prior compliance with all applicable requirements of SECTION 4 hereof necessary to perfect Agent's security interest hereunder.

          (h) Such Grantor shall cause all of its equipment constituting Collateral owned by it to be operated and maintained in accordance with any applicable manufacturer's manuals or instructions and the requirements of its insurance policies. Such Grantor, at its expense, shall maintain such equipment in good condition, reasonable wear and tear excepted, and will comply with all laws, ordinances and regulations to which the use and operation of such equipment may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to such equipment, regardless of the cause. All parts furnished in connection with such maintenance or repair shall immediately become part of such equipment. All such maintenance, repair and replacement services shall be promptly paid for and discharged by such Grantor with the result that no lien will attach to such equipment. Only qualified personnel of such Grantor or qualified contract personnel shall operate such equipment. Such equipment shall be used only for the purposes for which it was designed.

          (i) Such Grantor shall not establish any additional Deposit Account not listed on SCHEDULE 1-B, or any Investment Account not listed on
SCHEDULE 1-B, except upon prior written notice to Agent and such Grantor's compliance with all applicable requirements of SECTION 4 hereof necessary to perfect Agent's security interest hereunder. With respect to account number 9428391015 (the "DISBURSEMENT ACCOUNT") maintained at Lender, the Grantors agree that they shall not deposit or transfer cash or other assets into such Disbursement Account, or permit any cash or other asset to be deposited or transferred into such Disbursement Account, or maintain a positive balance in such Disbursement Account, except that cash may be transferred from other accounts at Lender into such Disbursement Account for the sole purpose of clearing outstanding checks issued from such Disbursement Account in the ordinary course of business.

     12. AGENT'S RIGHTS REGARDING COLLATERAL. At any time and from time to time, Agent may, to the extent necessary or desirable to protect the security hereunder, but Agent shall not be obligated to: (a) (whether or not an Event of Default has occurred) itself or through its representatives, at its own expense, upon reasonable prior notice and at such reasonable times during usual business hours, visit and inspect any of the Grantors' properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and discuss the business, operations, properties and financial and other condition of any of the Grantors with officers of such Grantors and with their accountants or (b) if an Event of Default has occurred and is continuing, at the expense of the Grantors, perform any obligation of any of the Grantors under this Agreement. At any time and from time to time, at the expense of the Grantors, Agent may, to the extent necessary or desirable to protect the security hereunder, but Agent shall not be obligated to: (i) notify obligors of the Collateral that the Collateral has been pledged as security to Agent; (ii) after an Event of Default has occurred and is continuing, at any time and from time to time request from obligors of the Collateral, in the name of the applicable Grantor or in the name of Agent, information concerning the Collateral and the amounts owing thereon; and (iii) after an Event of Default has occurred and is continuing, direct obligors under the contracts included in the Collateral to direct their performance to Agent. Each Grantor shall keep proper books and records and accounts in which full, true and correct entries in conformity with GAAP and all applicable laws (including without limitation, all applicable regulations, rules and orders) shall be made of all material dealings and transactions pertaining to the Collateral owned by it. Agent shall at all reasonable times on reasonable prior notice have full access to and the right to audit any and all of Grantors' books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral. Agent shall not be under any duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral or to make or give any presentments for payment, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Obligations. Agent shall not be under any duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of the Grantors' therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith. Nothing contained herein or in any consent shall constitute an assumption by Agent of any of the Grantors' obligations under the contracts assigned hereunder unless Agent shall have given written notice to the counterpart to such assigned contract of Agent's intention to assume such contract. Each Grantor shall continue to be liable for performance of its obligations under such contracts.

     13. COLLECTIONS ON THE COLLATERAL. Except as provided to the contrary in the Reimbursement Agreement, each Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, upon notice from Agent to the Grantors, each Grantor's right to make collections on and receive dividends and other proceeds of the Collateral owned by it and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by such Grantor in trust for Agent and promptly delivered in kind to Agent (duly endorsed to Agent, if required), to be applied to the obligations or held as Collateral, as Agent shall elect. During the existence of an Event of Default, Agent shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of any of the Grantors, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and each Grantor hereby authorizes Agent to affix, by facsimile signature or otherwise, the general or special endorsement of such Grantor, in such manner as Agent shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Agent without appropriate endorsement, and Agent and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by such Grantor, to the same extent as though it were manually executed by the duly authorized representative of such Grantor, regardless of by whom or under what circumstances or by what authority such endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and such Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

     14. POSSESSION OF COLLATERAL BY AGENT. All the Collateral now, heretofore or hereafter delivered to Agent shall be held by Agent in its possession, custody and control. During the existence of an Event of Default, whenever any of the Collateral is in Agent's possession, custody or control, Agent may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of the Grantors' obligations with respect thereto, or otherwise so long as consistent with the Operative Documents or transactions contemplated thereby. Agent may at any time deliver or redeliver the Collateral or any part thereof to the Grantors, and the receipt of any of the same by the Grantors shall be complete and full acquittance for the Collateral so delivered, and Agent thereafter shall be discharged from any liability or responsibility arising after such delivery to the Grantors. So long as Agent exercises reasonable care and complies with
Section 9207 of the UCC with respect to any Collateral in its possession, custody or control, Agent shall have no liability for any loss of or damage to any Collateral, and in no event shall Agent have liability for any diminution in value of Collateral occasioned by economic or market conditions or events.

     15. REMEDIES.

          (a) RIGHTS DURING EVENT OF DEFAULT. During the existence of an Event of Default, the Grantors shall be in default hereunder and, subject to applicable law, Agent, shall have, in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Agent may have under this Agreement and under applicable laws or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any such jurisdiction in effect at that time, and in addition the following rights and remedies in accordance with applicable law, all of which may be exercised at the direction of Required Guarantors (provided, that if the Columbia Entities desire to take an enforcement action that Required Guarantors have not consented to, the Agent shall take such enforcement action as the Columbia Entities direct the Agent to take, provided further, that Agent shall not take such enforcement action until the earlier of (A) the 120th day after receipt by Agent of written notice of such enforcement action from the Columbia Entities or (B) such time as the Required Guarantors have provided their consent to such enforcement actions), with or without further prior notice to the Grantors except such notice as may be specifically required by applicable law: (i) to foreclose the Liens and security interests created hereunder or under any other Operative Document by any available judicial procedure or without judicial process; (ii) to enter peaceably any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (iii) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker's board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be commercially reasonable; (iv) to notify obligors on the Collateral that the Collateral has been assigned to Agent and that all payments thereon, or performance with respect thereto, are to be made directly and exclusively to Agent; (v) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (vi) to enter into any extension, reorganization, disposition, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Agent may deposit or surrender control of the Collateral and/or accept other property in exchange for the Collateral as Agent reasonably deems appropriate and is commercially reasonable; (vii) to settle, compromise or release, on terms acceptable to Agent, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (viii) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of the applicable Grantor for the benefit of Agent; (ix) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, on behalf of itself or in the name of the applicable Grantor, any and all steps, actions, suits or proceedings deemed necessary or reasonably desirable by Agent to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and each Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Agent which may release any obligor from personal liability on any of the Collateral, and each Grantor waives, to the extent permitted by applicable law, any right to receive prior notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral, and any money or other property received by Agent in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Agent or any of the Grantors, may be applied by Agent, without notice to the Grantors, to the Obligations in such order and manner as Agent in its sole discretion shall determine; (x) to insure, protect and preserve the Collateral; (xi) to exercise all rights, remedies, powers or privileges provided under any of the Operative Documents; and (xii) to remove peaceably, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Agent may, at the cost and expense of the Grantors and subject to the rights of third parties, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and, subject to the rights of third parties, Agent shall be deemed to have a rent-free tenancy of any premises of the Grantors for such purposes and for such periods of time as reasonably required by Agent. So long as an Event of Default has occurred and is continuing, each Grantor will, at Agent's request, assemble the Collateral and make it available to Agent at places which Agent may designate, whether at the premises of such Grantor or elsewhere, which are reasonably convenient to Agent and the Grantors and will make available to Agent, free of cost and subject to the rights of third parties, all premises, equipment and facilities of such Grantor for the purpose of Agent's taking possession of the Collateral or storing the same or removing or putting the Collateral in salable form or selling or disposing of the same.

          (b) POSSESSION BY AGENT. During the existence of an Event of Default, Agent also shall have the right, without prior notice or demand, either in person, by Agent or by a receiver to be appointed by a court in accordance with the provisions of applicable law (and each Grantor hereby expressly consents, to the fullest extent permitted by applicable law, during the existence of an Event of Default to the appointment of such a receiver), and, to the extent permitted by applicable law, without regard to the adequacy of any security for the Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. The taking possession of the Collateral by Agent shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

          (c) SALE OF COLLATERAL. Any public or private sale or other disposition of the Collateral pursuant to this Section 15 may be held, subject to the rights of third parties, at any office of

Agent, or at the Grantors' places of business, or at any other place permitted by applicable law, and without the necessity of the Collateral being within the view of prospective purchasers. Agent may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine provided such sale is commercially reasonable, and each Grantor expressly waives, to the extent permitted by applicable law, any right to direct the order and manner of sale of any Collateral. Agent or any Person acting on Agent's behalf may bid and purchase at any such sale or other disposition. In furtherance of Agent's rights hereunder, each Grantor hereby grants to Agent an irrevocable, non-exclusive license (exercisable without royalty or other payment by Agent) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Grantor now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored; provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon Agent's exercise of its remedies hereunder.

          (d) NOTICE OF SALE. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent will give the Grantors reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of reasonable notice conclusively shall be met if such notice is mailed, certified mail, postage prepaid, to the Grantors at their addresses set forth on the signature page hereto or delivered or otherwise sent to the Grantors, at least seven (7) Business Days before the date of the sale. Each Grantor expressly waives, to the fullest extent permitted by applicable law, any right to receive notice of any public or private sale of any Collateral or other security for the Obligations except as expressly provided for in this paragraph. Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. Agent may, without notice or publication, except as required by applicable law, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice (except as required by applicable law), be made at the time and place to which the same was so adjourned.

          (e) PRIVATE SALES. With respect to any Collateral consisting of securities, partnership interests, limited liability company interests, joint venture interests or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable laws, Agent may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale pursuant to this Section 15 in such manner and under such circumstances as Agent may deem necessary or advisable in order that the sale may be lawfully conducted in a commercially reasonable manner. Without limiting the foregoing, Agent may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale pursuant to this Section 15, each Grantor agrees to the extent permitted by applicable law that if such Collateral is sold for a price which is commercially reasonable, then (A) the Grantors shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (B) Agent shall not incur any liability or responsibility to the Grantors in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Each Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Agent of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

          (f) TITLE OF PURCHASERS. Upon consummation of any sale of Collateral hereunder, Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the

Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of any Grantor or any other Person claiming through any Grantor, and each Grantor hereby waives (to the extent permitted by applicable laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral hereunder is made on credit or for future delivery, Agent shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by Agent, and any Collateral so sold may be retained by Agent until the sale price is paid in full by the purchaser or purchasers thereof. Agent shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

          (g) DISPOSITION OF PROCEEDS OF SALE. The proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral hereunder shall be applied, FIRST, to the reasonable costs and expenses (including reasonable attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Collateral, and the like; SECOND, to the satisfaction of all Obligations; and THIRD, any surplus remaining after the satisfaction of all Obligations, to be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

          (h) CERTAIN WAIVERS. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands against Agent arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof hereunder, except to the extent any such claims, damages and awards arise out of the gross negligence or willful misconduct of Agent.

          (i) REMEDIES CUMULATIVE. The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity.

          (j) ACCOUNT CONTROL AGREEMENTS. With respect to any account control agreements or other similar agreements entered into by Agent, any Guarantor and any financial institution to perfect Agent's security interest in deposit or investment accounts held at such financial institution, Agent agrees that it shall only cause such financial institution to agree to comply, without further consent of Borrower, with entitlement orders, notices of exclusive control or other instructions from Agent to such financial institution as to such deposit or investment accounts during the existence of an Event of Default. Agent agrees to provide Borrower with a copy of any notices of exclusive control or other similar notices.

     16. NOTICE. Agent shall use reasonable efforts to give the Grantors reasonable prior written notice of the exercise of any remedy provided for herein, PROVIDED that the failure to give such notice shall not subject Agent to liability and shall not affect the validity or exercise of any remedy hereunder.

     17. AGENT APPOINTED ATTORNEY-IN-FACT. To the full extent permitted by applicable law, each Grantor hereby irrevocably appoints Agent as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor, and in the name of such Grantor, or otherwise, from time to time, in Agent's sole and absolute discretion to do any of the following acts or things during the existence of an Event of Default: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Collateral; (b) to do any and every act which such Grantor is obligated to do under this Agreement; (c) to prepare, sign, file and record, in such Grantor's name, any financing statement covering the Collateral; (d) to endorse and transfer the Collateral upon foreclosure by Agent; and (e) to file any claims or take any action or institute any proceedings which Agent may reasonably deem necessary or desirable for the protection or enforcement of any of the rights of Agent with respect to any of the Collateral; PROVIDED, HOWEVER, that Agent shall be under no obligation whatsoever to take any of the foregoing actions, and Agent shall have no liability or responsibility for any act or omission (other than Agent's own gross negligence or willful misconduct) taken with respect thereto.

     18. COSTS AND EXPENSES. Each Grantor shall pay on demand (i) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Agreement and the preparation, execution and delivery of amendments and waivers hereunder and (ii) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent in connection with the enforcement or attempted enforcement of this Agreement or any of the Obligations or in preserving any of Agent's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Operative Documents or the Obligations or any bankruptcy or similar proceeding involving such Grantor, any other Grantor, Borrower or any of their Affiliates).

     19. INTENTIONALLY OMITTED.

     20. OTHER AGREEMENTS; GOVERNING AGREEMENT. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other Operative Document executed by the Grantors or any other Person in connection with the Obligations, but each and every term and condition hereof shall be in addition thereto; PROVIDED, HOWEVER, that in the event of inconsistency between this Agreement and the Reimbursement Agreement, the Reimbursement Agreement shall govern.

     21. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     22. UNDERSTANDINGS WITH RESPECT TO WAIVERS AND CONSENTS. Each Grantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against Agent or others, or against any Collateral. If any of the waivers or consents herein are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

     23. INDEMNITY. Each Grantor shall indemnify, reimburse and hold Agent, each of Agent's members, and each of their respective successors, assigns, agents, officers, directors, shareholders, servants, agents and employees harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such indemnified party in connection therewith (including reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower's property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a "CLAIM" and collectively, the "CLAIMS"), directly or indirectly relating to or arising out of the use of the proceeds of the Loan or otherwise, the falsity of any representation or warranty of such Grantor or such Grantor's failure to comply with the terms of this Agreement or any other Operative Document while the Obligations are outstanding. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any hazardous materials on the premises of such Grantor, including any Claims asserted or arising under any environmental law, or (iv) any Claim for negligence or strict or absolute liability in tort; provided, however, that such Grantor shall not indemnify Agent for any liability incurred by Agent as a direct and sole result of Agent's gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon an indemnitee's written demand, such Grantor shall assume and diligently conduct, at its sole cost and expense, the entire defense of Agent, each of its members, and each of their respective agents, employees, directors, officers, shareholders, successors and assigns, using counsel reasonably acceptable to such indemnitee against any indemnified Claim. Such Grantor shall not settle or compromise any Claim against or involving Agent without first obtaining Agent's written consent thereto, which consent shall not be unreasonably withheld or delayed.

     24. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantors herefrom (other than supplements to the Schedules hereto in accordance with the terms of this Agreement) shall in any event be effective unless the same shall be in writing and made in accordance with the terms of the Reimbursement Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     25. NOTICES. All notices and other communications provided for hereunder shall be given in writing in the manner and to the addresses set forth either in the Reimbursement Agreement or in the Guaranty dated as of even date herewith made by the Grantors.

     26. CONTINUING SECURITY INTEREST: TRANSFER OF NOTES; TERMINATION. This Agreement shall create a continuing security interest in the Collateral pursuant to Section 2 hereof and shall (i) remain in full force and effect until (A) indefeasible payment in full of the Obligations and the termination or expiration of Lender's obligation to make loans under the Credit Agreement or
(B) the termination of the Guarantors' obligations under the Credit Guaranties,
(ii) be binding upon each Grantor, their successors and assigns and (iii) inure, together with the rights and remedies of Agent and the Guarantors hereunder, to the benefit of Agent and the Guarantors and any successors hereof, subject to the terms and conditions of the Reimbursement Agreement. Subject to the terms of the Reimbursement Agreement, any Guarantor may assign or otherwise transfer its rights thereof, or any rights in Collateral held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Guarantor or Agent herein or otherwise. Nothing set forth herein or in any other Operative Document is intended or shall be construed to give to any other party any right, remedy or claim under, to or in respect of this Agreement or any other Operative Document or any Collateral. The Grantors' successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor, PROVIDED that, except as otherwise permitted under the Reimbursement Agreement or any other Operative Document, none of the rights or obligations of the Grantors hereunder may be assigned or otherwise transferred without the prior written consent of Agent.

     27. RELEASE OF THE GRANTORS. This Agreement and all obligations of each Grantor hereunder and all security interests granted hereby shall be released and terminated when all Obligations have been paid in full in cash and when Lender's obligation to make loans under the Credit Agreement has expired or have otherwise been terminated, or when the Guarantors' obligations under the Credit Guaranties shall have otherwise been terminated. Upon such release and termination of all Obligations and the security interest hereunder, all rights in and to the Collateral granted or pledged by the Grantors hereunder shall automatically revert to the Grantors, and Agent shall return any pledged Collateral in its possession to the Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to the Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of the interests of Agent arising under this Agreement, all as reasonably requested by, and at the sole expense of, the Grantors.

     28. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO ITS CHOICE OF LAW PROVISIONS), EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

     29. JURY TRIAL. EACH GRANTOR, EACH GUARANTOR AND AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     30. LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST ANY GUARANTOR OR AGENT OR THE MEMBERS, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, OR ATTORNEYS OF ANY GUARANTOR OR AGENT FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM (WHETHER BASED UPON ANY BREACH OF CONTRACT, TORT, BREACH OF STATUTORY DUTY OR ANY OTHER THEORY OF LIABILITY) ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH AND EACH GRANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT NOW ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

     31. COVENANT NOT TO ISSUE UNCERTIFICATED SECURITIES. Each Grantor covenants to Agent that any Pledged Securities held by it shall be in certificated form (as contemplated by Article 8 of the Uniform Commercial Code), and that it will not seek to convert all or any part of any Pledged Securities into uncertificated form (as contemplated by Article 8 of the Uniform Commercial
Code).

     32. COVENANT NOT TO DILUTE INTERESTS OF AGENT IN SECURITIES. Each Grantor represents, warrants and covenants to Agent that it will (a) not at any time cause or permit any Subsidiary that is an issuer of Pledged Securities to issue any capital stock or any warrant options or other rights to acquire any capital stock, other than to such Grantor or as otherwise permitted under the Reimbursement Agreement and (b) pledge to Agent in accordance with the terms hereof, promptly upon its acquisition (directly or indirectly) thereof, and in any event, within 5 days of such acquisition, any and all shares of stock or other securities of each issuer of Pledged Securities.

     33. PLEDGED LIMITED LIABILITY COMPANY INTERESTS/COVENANT NOT TO DILUTE. Each Grantor represents, warrants and covenants to Agent that it will (a) not at any time cause or permit any Pledged Entities to issue any additional membership interests or any other rights or options to acquire any additional limited liability company interests, other than to the Grantors or as otherwise permitted under the Reimbursement Agreement, and (b) pledge to Agent in accordance with the terms hereof, promptly upon its acquisition (directly or indirectly) thereof, and in any event, within 5 days of such acquisition, any and all additional Limited Liability Company Interests of each Pledged Entity.

     34. PLEDGED PARTNERSHIP INTERESTS/COVENANT NOT TO DILUTE. Each Grantor represents, warrants and covenants to Agent that it will (a) not at any time cause or permit any Pledged Partnership Entities to issue any additional partnership interests or any other rights or options to acquire any additional partnership interests, other than to the Grantors or as otherwise permitted under the Reimbursement Agreement, and (b) pledge to Agent in accordance with the terms hereof, promptly upon its acquisition (directly or indirectly) thereof, and in any event, within 5 days of such acquisition, any and all additional Partnership Interests of each Pledged Partnership Entity.

     35. CONFIDENTIALITY. All information (other than any periodic reports filed by a Grantor with the Securities and Exchange Commission) disclosed by Grantors to Agent in writing or through inspection pursuant to this Agreement shall be considered confidential. Agent agrees to use the same degree of care to safeguard and prevent disclosure of such confidential information as Agent uses with its own confidential information, but in any event no less than a reasonable degree of care. Agent shall not disclose such information to any third party (other than Guarantors, or Agent's partners, or Agent's attorneys and auditors subject to the same confidentiality obligation set forth herein) and shall use such information primarily for purposes of evaluation of its extension of credit to Grantors and the exercise of Agent's rights and the enforcement of its remedies under this Agreement and the other Operative Documents. The obligations of confidentiality shall not apply to any information that (a) was known to the public prior to disclosure by any of the Grantors under this Agreement, (b) becomes known to the public through no fault of Agent,
(c) is disclosed to Agent by a third party having a legal right to make such disclosure, or (d) is independently developed by Agent.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


                                   DSL.NET, INC.

                                   By: /s/ David F. Struwas
                                      ------------------------------------------
                                   Name: David F. Struwas
                                        ----------------------------------------
                                   Title: CEO
                                         ---------------------------------------


                                   DSLNET COMMUNICATIONS PUERTO RICO, INC.

                                   By: /s/ David F. Struwas
                                      ------------------------------------------
                                   Name: David F. Struwas
                                        ----------------------------------------
                                   Title: President
                                         ---------------------------------------

                                   DSLNET COMMUNICATIONS VA, INC.

                                   By: /s/ David F. Struwas
                                      ------------------------------------------
                                   Name: David F. Struwas
                                        ----------------------------------------
                                   Title: President
                                         ---------------------------------------

                                   TYCHO NETWORKS, INC.

                                   By: /s/ David F. Struwas
                                      ------------------------------------------
                                   Name: David F. Struwas
                                        ----------------------------------------
                                   Title: President
                                         ---------------------------------------

                                   VECTOR INTERNET SERVICES, INC.

                                   By: /s/ David F. Struwas
                                      ------------------------------------------
                                   Name: David F. Struwas
                                        ----------------------------------------
                                   Title: President
                                         ---------------------------------------

ACCEPTED:

VANTAGEPOINT VENTURE PARTNERS III (Q), L.P., as Agent

By:   VantagePoint Venture Associates III, LLC

By: /s/ James D. Marver
   -----------------------------------------
Name: James D. Marver
     ---------------------------------------
Title: Managing Member

                    Signature Page to the Security Agreement

                                  SCHEDULE 1-A
                             LIST OF ASSET LOCATIONS
                             GRANTOR: DSL.NET, INC.

Street                             City            State                       Description              Type of Asset
---------------------------------  --------------  -------------------------   ---------------------    ---------------------------
545 Long Wharf Drive               New Haven       CT                          Corporate Offices        Furniture & Fixtures;
                                                                                                        Network and Office
                                                                                                        Equipment; System Software

155 East Street                    New Haven       CT                          Warehouse                Network and Office
                                                                                                        Equipment

320-324 Encinal Street             Santa Cruz      CA                          Offices                  Furniture & Fixtures

529 Bryant Street                  Palo Alto       CA                          Core Site                Network Equipment

55 S Market Street                 San Jose        CA                          Core Site                Network Equipment

12 South 6th Street                Minneapolis     MN                          Offices                  Furniture & Fixtures;
                                                                                                        Network and Office
                                                                                                        Equipment; System Software

180 East 5th Street                Saint Paul      MN                          Core Site                Network Equipment

25 Broadway                        New York        NY                          Core Site                Network Equipment

1808 Swift Drive, Suite B          Oak Brook       IL                          Core Site                Network Equipment

101 North Plains Industrial Rd     Wallingford     CT                          Warehouse                Network Equipment

7990 Sience Applications Blvd      Vienna          VA                          Core Site                Network Equipment

251 Collocation Sites              Various         IL, IN, MI, CT, MA, NH,     Collocation sites        Network Equipment
                                                   NY, RI, VT, MD, NJ, PA,
                                                   VA, AL, FL, GA, LA, NC,
                                                   TN, CA

Collocation Fees                   Various         IL, IN, MI, CT, MA, NH,     Collocation Sites        CO Start Up Costs
                                                   NY, RI, VT, MD, NJ, PA,
                                                   VA, AL, FL, GA, LA, NC,
                                                   TN, CA

Customer CPE                       Various         Various                     Customer Locations       CPE

Vehicles                           New Haven       CT                          New Haven Offices        Vehicles

Leasehold Improvements             New Haven       CT                          New Haven Offices        Leasehold Improvements

Customer premise equipment and network equipment may be located at staging areas (either Company's or vendor's) prior to deployment. Spare parts may also be located at such staging areas.

Grantor may obtain additional facilities, including corporate office, warehouse or collocation sites, in connection with corporate or asset acquisitions.

                                  SCHEDULE 1-B
                            LIST OF DEPOSIT ACCOUNTS

Grantor/Depositor's Name      Depositary Bank             Account Number     Account Type
------------------------      ---------------             --------------     ------------
DSL.net, Inc                  Fleet Bank                  9407715973         checking
DSL.net, Inc                  Fleet Bank                  9407948224         money market
DSL.net, Inc                  Fleet Bank                  9411313643         money market
DSL.net, Inc                  People's Bank               116-6101704-09     money market
DSL.net, Inc                  Fleet Bank                  8056278809         CD
DSL.net, Inc                  Fleet Bank                  8056278796         CD
DSL.net, Inc                  Fleet Bank                  8056278745         CD
DSL.net, Inc.                 Fleet Bank                  9428391015         disbursement account
DSL.net, Inc                  Fidelity Investments Plan   15255              money market
DSL.net, Inc                  Deutsche Banc               270-48400          money market
Vector Internet Services,     Associated Bank             2283002307         checking
Inc - dba Visi.com

                             LIST OF RESTRICTED CASH
                   (COLLATERAL FOR VARIOUS LETTERS OF CREDIT)

Grantor/Depositor's Name      Depositary Bank       Account Number        Account Type
------------------------      ---------------       --------------        ------------
DSL.net, Inc                  People's Bank         116-8002240-09        CD
DSL.net, Inc                  People's Bank         116-8002238-08        CD
DSL.net, Inc                  People's Bank         116-8002123-08        CD
DSL.net, Inc                  People's Bank         001-8008541-08        CD
DSL.net, Inc                  People's Bank         116-8002178-00        CD

     Bank Contacts:

     Fleet Bank                  Larry Minichiello
                                 777 Main St, CT EH 40225 C
                                 Hartford, CT 06115
                                 (860) 952-7556

     People's Bank               William McKernon
                                 One Century Tower
                                 265 Church St, Suite 104
                                 New Haven, CT 06510-7013
                                 (203) 785-9119

     Fidelity Investments        401K forfeiture account
                                 Plan # 15255
                                 (888) 401-5238

     Deutsche Banc Alex. Brown   Greg Boag

                                 11311 McCormick Road
                                 Suite 230
                                 Hunt Valley, MD 21031
                                 (410) 229-2468

     Associated Bank             Joe Bauer
                                 800 LaSalle Ave
                                 Minneapolis, MN 55402
                                 (612) 338-8600

                           LIST OF SECURITIES ACCOUNTS

Grantor/Depositor's Name      Depositary Bank     Account Number      Account Type
------------------------      ---------------     --------------      ------------
None

                                  SCHEDULE 1-C
                           LIST OF PLEDGED COLLATERAL

                                                  Shares or Interst   Shares Issued        Shares
   Grantor             Issuer        Cert. No.         Pledged       and Outstanding     Authorized
   -------             ------        ---------    -----------------  ---------------     ----------
DSL.net, Inc.    DSLnet                  1                100               100               1,000
                 Communications
                 Puerto Rico, Inc.
DSL.net, Inc.    DSLnet                  1                100               100                 100
                 Communications
                 VA, Inc.
DSL.net, Inc.    Tycho Networks,        CS-1            1,000             1,000          20,000,000
                 Inc.
DSL.net, Inc.    Vector Internet        20              1,000             1,000           1,000,000
                 Services, Inc.

                                  SCHEDULE 1-D
               LOCATION OF CHIEF EXECUTIVE OFFICE OF EACH GRANTOR

Grantor                                      Location
-------                                      --------
All Grantors party to this Agreement         545 Long Wharf Drive
                                             5TH Floor
                                             New Haven, CT  06511

                                  SCHEDULE 1-E
                               LIST OF TRADENAMES

Grantor                           Trade Names (including any used in the preceding 5 years)
-------                           ---------------------------------------------------------
DSL.net, Inc.                     DSL.net
DSL.net, Inc.                     Tycho
DSL.net, Inc.                     Tycho Networks
DSL.net, Inc.                     Trusted Net
Vector Internet Services, Inc.    VISI.com
Vector Internet Services, Inc.    VISI
Vector Internet Services, Inc.    Vector Internet Services, Inc.

We may also use tradenames of companies we acquire or whose assets we acquire on or after the dates of acquisition.

                                   SCHDULE 1-F

Trademark                            Registration Number       Registration Date
---------                            -------------------       -----------------
DSL                                  Tunisia EE98.1871         11/25/98
DSL.NET                              Supplemental-2,269,936    8/10/99
Vector Internet Services             2,262,761                 7/20/99
VISI.com (Stylized - the logo)       2,224,424                 2/16/99
VISI.com (the words)                 2,234,325                 3/23/99

Tycho Networks                       Not Registered
NetGain                              Not Registered


Trademark Application                Application Number        Application Date
---------------------                ------------------        ----------------
NONE

                                   SCHDULE 1-G

Patent                      Registration Number        Registration Date
------                      -------------------        -----------------
NONE


Patent Application          Application Number         Application Date
------------------          ------------------         ----------------
NONE

                                   SCHDULE 1-H

Copyright                   Registration Number        Registration Date
---------                   -------------------        -----------------

We have declared copyrights to various materials prepared for or by the Company such as software and marketing related items. None of these have been registered.


Copyright Application       Application Number         Application Date
---------------------       ------------------         ----------------
NONE

                                   EXHIBIT A-1

                              TO SECURITY AGREEMENT

                              FORM OF PLEDGE NOTICE

                             [Letterhead of Grantor]

                                                                          [Date]

TO:  [Name of Pledged Entity]

     Notice is hereby given that, pursuant to the Security Agreement (a true and correct copy of which is attached hereto), dated as of ___________, 2002 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "SECURITY AGREEMENT"), among [NAME OF GRANTOR] (the "Grantor"), the other pledgors from time to time party thereto and VantagePoint Venture Partners III (Q), L.P., as administrative agent (the "AGENT"), the Grantor has pledged and assigned to the Agent, and granted to the Agent a continuing security interest in, all right, title and interest of the Grantor, whether now existing or hereafter arising or acquired, as a [[limited partner] [general partner]] [member] in [NAME OF PLEDGED ENTITY] (the ["Partnership"] ["LLC"]), and in, to and under the [TITLE OF APPLICABLE AGREEMENT] (the "[Partnership] [LLC] Agreement"), including, without limitation:

          (i) all the capital of the [Partnership] [LLC] and the Grantor's interest in all profits, income, surplus, losses, [Partnership] [LLC] assets and other distributions to which the Grantor shall at any time be entitled in respect of such [Partnership] [Membership] interest;

          (ii) all other payments due or to become due to the Grantor in respect of such [partnership [limited liability company] interest, whether under the [Partnership] [LLC] Agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

          (iii) all of its claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under the [Partnership] [LLC] Agreement or at law or otherwise in respect of such [Partnership] [Membership] Interest;

          (iv) all present and future claims, if any, of the Grantor against the [Partnership] [LLC] for moneys loaned or advanced, for services rendered or otherwise;

          (v) all of the Grantor's rights under the [Partnership] [LLC] Agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Grantor relating to the [Partnership] [Membership] Interest, including any power to terminate, cancel or modify the [Partnership] [LLC] Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of the Grantor in respect of the [Partnership] [Membership] Interest and the [Partnership] [LLC], to make determinations, to exercise any election (including, but not limited, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

          (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

          (vii) to the extent not otherwise included, all proceeds of any or all of the foregoing.

     Pursuant to the Security Agreement, the [Partnership] [LLC] is hereby authorized and directed to register the Grantor's pledge to the Agent of the interest of the Grantor on the [Partnership's] [LLC's] books.

     The Grantor hereby requests the [Partnership] [LLC] to indicate the [Partnership's] [LLC's] acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof where indicated on the attached page and returning the same to the Agent.

                                        [NAME OF GRANTOR]

                                        By
                                          ---------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT A-2

                              To Security Agreement

                          FORM OF ISSUER ACKNOWLEDGMENT

     [NAME OF PLEDGED ENTITY] (the ["Partnership"] ["LLC"]) hereby acknowledges receipt of a copy of the assignment by [NAME OF GRANTOR] ("Grantor") of its interest under the [TITLE OF APPLICABLE AGREEMENT] (the "[Partnership] [LLC] Agreement") pursuant to the terms of the Security Agreement, dated as of [Date] (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "SECURITY AGREEMENT"), among the Grantor, the other grantors from time to time party thereto, and VantagePoint Venture Partners III (Q), L.P., as administrative agent (the "AGENT"). The undersigned hereby further confirms (i) the registration of the Grantor's pledge of its interest to the Agent on behalf of the Secured Creditors on the [Partnership's] [LLC's] books and (ii) upon receipt from the Agent of a notice stating that an "Event of Default" has occurred and is continuing, the undersigned shall only comply with instructions originated by the Agent with respect to the pledge of the interest referred to above notwithstanding contrary instructions given by any other person or entity, including the Grantor until such time as otherwise notified by the Agent.

Dated: _______, ____

                                        [NAME OF PLEDGED ENTITY]

                                        BY
                                           -------------------------------------
                                              Name:
                                              Title:

                                    EXHIBIT B
                              TO SECURITY AGREEMENT

                            [SEPARATE INSTRUMENT FOR
                            EACH FORM OF COLLATERAL]

                           GRANT OF SECURITY INTEREST

                        [PATENTS][TRADEMARKS][COPYRIGHTS]

     THIS GRANT OF SECURITY INTEREST, dated as of ________________, 2002, is executed by [GRANTOR], a [state of incorporation] corporation ("GRANTOR"), in favor of VantagePoint Venture Partners III (Q), L.P., as administrative agent on behalf of the Guarantors and itself ("AGENT").

     A. Grantor has entered into a Security Agreement, dated the date hereof (the "SECURITY AGREEMENT"), by and between between DSL.Net, Inc., DSLnet Communications Delaware, Inc., DSLnet Communications Puerto Rico, Inc., DSLnet Communications VA, Inc., Tycho Networks, Inc., Vector Internet Services, Inc., and certain guarantors party thereto (the "GUARANTORS") in favor of Agent;

     [B. Grantor owns the letters patent, and/or applications for letters patent, of the United States, more particularly described on SCHEDULES 1-A AND 1-B annexed hereto as part hereof (collectively, the "PATENTS");]

     [B. Grantor has adopted, used and is using the trademarks, more particularly described on SCHEDULES 1-A AND 1-B annexed hereto as part hereof, which trademarks are registered or subject to an application for registration in the United States Patent and Trademark Office (collectively, the "TRADEMARKS");]

     [B. Grantor owns the copyrights registered in the United States Copyright Office, more particularly described on SCHEDULE 1-A annexed hereto as part hereof (collectively, the "COPYRIGHTS");]

     [C. Pursuant to the Security Agreement, Grantor has granted to Agent, for the benefit of the Guarantors and itself, a security interest in all right, title and interest of Grantor in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the "COLLATERAL"), to secure the prompt payment, performance and observance of the Obligations, as defined in the Security Agreement;

     [C. Pursuant to the Security Agreement, Grantor has granted to Agent, for the benefit of the Guarantors and itself, a security interest in all right, title and interest of Grantor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the customer lists and records related to the Trademarks and the applications and registrations thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof (the "COLLATERAL"), to secure the payment, performance and observance of the Obligations, as defined in the Security Agreement;]

     [C. Pursuant to the Security Agreement, Grantor has granted to Agent, for the benefit of the Guarantors and itself, a security interest in all right, title and interest of Grantor in and to the Copyrights and the registrations thereof, together with any renewals or extensions thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Copyrights (the "COLLATERAL"), to secure the prompt payment, performance and observance of the Obligations, as defined in the Security Agreement;]

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further grant to Agent a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

     Grantor does hereby further acknowledge and affirm that the rights and remedies of Agent with respect to the security interest in the Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

     Agent's address is:   VantagePoint Venture Partners III (Q), L.P., as Agent
                           1001 Bayhill Drive, Suite 300
                           San Bruno, CA  94066

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Grantor has caused this instrument to be executed as of the day and year first above written.

[GRANTOR]


By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------

                   SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

                                     PATENTS

Title                   Date Issued                    Patent No.



                   SCHEDULE 1-B TO GRANT OF SECURITY INTEREST

                               PATENT APPLICATIONS

Title                   Application Date               Application No.


                   SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

                                   TRADEMARKS

Mark                    Registration Date              Registration No.



                   SCHEDULE 1-B TO GRANT OF SECURITY INTEREST

                             TRADEMARK APPLICATIONS

Mark                    Application Date               Application No.


                   SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

                                   COPYRIGHTS

Description             Registration Date              Registration No.
